EXHIBIT 99.1

News

July 8, 2011

Caterpillar contact:
Jim Dugan
Corporate Public Affairs
309-494-4100
Dugan_jim@cat.com

FOR IMMEDIATE RELEASE

Former Utah Governor and United States Ambassador to China
 Jon Huntsman to Join Caterpillar Board of Directors

PEORIA, Ill. – Caterpillar Inc. (NYSE: CAT) announced today that Jon M. Huntsman Jr. has been elected to the Caterpillar Board of Directors effective immediately.

Huntsman, 51, is the former United States Ambassador to China (2009-2011) and the former governor of Utah (2005-2009). Huntsman’s extensive foreign policy experience also includes an appointment as the United States Ambassador to Singapore (1992-1993) and service as the United States Trade Ambassador (2001-2003). Huntsman also has significant leadership experience in the private sector where he has served in numerous executive roles, including as CEO with the Huntsman Corporation, a global chemical company. He is currently the Chairman of the Huntsman Cancer Foundation, which provides funding for cancer research, improved treatment and cancer education and awareness. Governor Huntsman is also a director of the Ford Motor Company and serves on the boards of the Huntsman Corporation, the Naval Academy Foundation and the National Committee on US-China Relations.

“With his extensive global experience in the business world and as a senior statesman for the United States, Jon brings a unique global perspective and experience to our board that will provide strategic guidance on critical trade and policy issues that are important to Caterpillar,” said Caterpillar Chairman and CEO Doug Oberhelman.

About Caterpillar:
For more than 85 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. With 2011 sales and revenues of $60.138 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services. More information is available at: http://www.caterpillar.com.

Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements.  All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global economic conditions and economic conditions in the industries and markets we serve; (ii) government monetary or fiscal policies and infrastructure spending ; (iii) commodity or component price increases and/or limited availability of raw materials and component products, including steel; (iv) our and our customers’, dealers’ and suppliers’ ability to access and manage liquidity; (v) political and economic risks and instability, including national or international conflicts and civil unrest; (vi) our and Cat Financial’s ability to: maintain credit ratings, avoid material increases in borrowing costs, and access capital markets; (vii) the financial condition and credit worthiness of Cat Financial’s customers; (viii) inability to realize expected benefits from acquisitions and divestitures, including the acquisition of Bucyrus International, Inc.; (ix) international trade and investment policies; (x) challenges related to Tier 4 emissions compliance; (xi) market acceptance of our products and services; (xii) changes in the competitive environment, including market share, pricing and geographic and product mix of sales; (xiii) successful implementation of capacity expansion projects, cost reduction initiatives and efficiency or productivity initiatives, including the Caterpillar Production System; (xiv) sourcing practices of our dealers or original equipment manufacturers; (xv) compliance with environmental laws and regulations; (xvi) alleged or actual violations of trade or anti-corruption laws and regulations; (xvii) additional tax expense or exposure; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial covenants; (xx) increased pension plan funding obligations; (xxi) union disputes or other employee relations issues; (xxii) significant legal proceedings, claims, lawsuits or investigations; (xxiii) compliance requirements imposed if carbon emissions legislation and/or regulations are adopted; (xxiv) changes in accounting standards; (xxv) failure or breach of IT security; (xxvi) adverse effects of natural disasters; and (xxvii) other factors described in more detail under “Item 1A.  Risk Factors” in our Form 10-K filed with the SEC on February 21, 2012 for the year ended December 31, 2011.  This filing is available on our website at www.caterpillar.com/secfilings.